Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery for
Offer to Purchase for Cash
All of the Outstanding Shares of Common Stock, Par Value $0.01 Per Share

of

Rag Shops, Inc.

not owned by Crafts Retail Acquisition Corp.

at a Purchase Price of $4.30 Per Share
by

Crafts Retail Acquisition Corp.

an affiliate of

Sun Capital Partners III, LP

and

Sun Capital Partners III QP, LP

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 20, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in "The Tender Offer – Section 3 – Procedure for Tendering Shares" in the Offer to Purchase, dated September 22, 2004, this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the tender offer if:

•	certificates representing shares of common stock, par value $0.01 per share, of Rag Shops, Inc., a Delaware corporation, cannot be delivered prior to the "expiration date" (as defined in "The Tender Offer – Section 1 –Terms of the Offer" in the Offer to Purchase); or

•	the procedure for book-entry transfer cannot be completed before the expiration date; or

•	time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.

This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the expiration date. See "The Tender Offer – Section 3 – Procedure for Tendering Shares" in the Offer to Purchase.

The depositary for the tender offer is:
The Colbent Corporation

By Mail:	By Overnight Delivery:	For Notice of Guaranteed Delivery:
c/o The Colbent Corporation P.O. Box 859208 Braintree, MA 02185-9208	c/o The Colbent Corporation 161 Bay State Dr. Braintree, MA 02184	(for Eligible Institutions only) By Facsimile Transmission: (781) 380-3388 To Confirm Facsimile Transmission Only: (781) 843-1833, x200

The information agent for the tender offer is:
D.F. King & Co., Inc.

Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 769-4414

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to Purchaser, Crafts Retail Holding Corp. or the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the depositary.

This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in "The Tender Offer – Section 3 – Procedure for Tendering Shares" in the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Crafts Retail Acquisition Corp. the number of shares of common stock, par value $0.01 per share, of Rag Shops, Inc. specified below at a price per share of $4.30, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged.

(Please Type or Print)

Number of Shares Tendered:______________________________________________________

Certificate Numbers (if available and applicable):______________________________________

Name(s) of Record Holder(s):____________________________________________________

____________________________________________________

Address(es):__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

(Including Zip Code)

Area Code(s) and Telephone Number(s):____________________________________________

____________________________________________

Sign here:

Signature(s):__________________________________________________________________

__________________________________________________________________

Date: ________________________________, 2004

If shares will be tendered by book-entry transfer, check the box:

Account Number:______________________________________________________________

Transaction Code Number:________________________________________________________

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in rule 17Ad-15 under the securities exchange act of 1934, as amended, each of the foregoing constituting an "Eligible Guarantor Institution," guarantees the delivery to the depositary of the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents, all within three Nasdaq SmallCap Market trading days of the date hereof.

Name of Firm:	Name of Firm
________________________________________	________________________________________

Authorized Signature:	Authorized Signature:
________________________________________	________________________________________

Name:	Name:
________________________________________	________________________________________

Title:	Title:
________________________________________	________________________________________

Address:	Address:
________________________________________	________________________________________

Zip Code:	Zip Code:
________________________________________	________________________________________

Area Code and Telephone Number:	Area Code and Telephone Number:
________________________________________	________________________________________

Dated:______________________________, 2004	Dated:______________________________, 2004

Do not send share certificates with this Notice of Guaranteed Delivery.
Share certificates should be sent with your Letter of Transmittal.